Exhibit 10.1

Zynga Inc.

Change in Control Severance Benefit Plan

(August 21, 2018, Amendment and Restatement)

1.Introduction. The Zynga Inc. Change in Control Severance Benefit Plan (the “Plan”) was established effective as of September 14, 2011 and is hereby amended and restated effective as of August 21, 2018 (the “Effective Date”).  The Plan provides for the payment of certain severance benefits to eligible employees of Zynga Inc. (the “Company”) in the event of a qualifying termination of employment in connection with a Change in Control, all on the terms and conditions described in the Plan. This document constitutes both the Plan document and the Summary Plan Description for the Plan.

2.Definitions. For purposes of the Plan, the following terms are defined as follows:

(a)“Board” means the Board of Directors of the Company.

(b)“Cause” means, with respect to a Participant: (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company; (ii) the Participant’s conviction for, or plea of no contest to, a felony or a crime involving moral turpitude; (ii) commission of an act of personal dishonesty that in intended to result in the substantial personal enrichment of the Participant (excluding inadvertent acts that are promptly cured following notice); (iii) continued material violations by the Participant of the Participant’s lawful and reasonable duties of employment (including, but not limited to, compliance with material written policies of the Company and material written agreements with the Company), which violations are demonstrably willful and deliberate on the Participant’s part (but only after the Company has delivered a written demand for performance to the Participant that describes the basis for the Company’s belief that the Participant has not substantially performed the Participant's duties and the Participant has not cured within a period of (15) days following notice; (iv) a Participant’s willful failure (other than due to physical incapacity) to cooperate with an investigation by a governmental authority or the Company of the Company’s business or financial condition; (v) any other willful misconduct or gross negligence by the Participant that is materially injurious to the financial condition or business reputation of the Company; or (vi) a material breach of the Participant’s fiduciary duty to the Company.

(c)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)any person, entity or group (within the meaning of Section 13(2)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not beneficially own, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are beneficially owned by stockholders of the Company in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease, during any period of 12 consecutive months, to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a transaction will not constitute a Change in Control if its primary purpose is to (1) change the jurisdiction of the Company’s incorporation, or (2) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s voting securities immediately before such transaction. To the extent required to avoid the imposition of the tax under Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(d)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific section of the Code will include such section and any valid regulation or other applicable guidance that has been promulgated under such section and is in effect.

(e)“Good Reason Termination” means the voluntary termination of employment with the Company by the Participant resulting in a Separation from Service after one or more of the following is undertaken (through a single action or series of actions) without the Participant’s written consent: (i) the assignment to the Participant of any authority, duties or responsibilities or the reduction of the Participant’s authority, duties or responsibilities, either of which results in a material diminution in the Participant’s authority, duties or responsibilities at the Company as in effect immediately prior to the Change in Control (for example, but not by way of limitation, the

Participant (A) ceasing to be an “officer” (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended) who is required to make filings under Section 16(a)(1) of the Securities Exchange Act of 1934, as amended, or (B) not having the same authority, duties or responsibilities with respect to the combined entity following the Change in Control); (ii) the Participant being required to report to any individual or board of directors other than the principal executive officer or board of directors of the ultimate parent of the entity that controls the Company’s assets and/or business, except that if the Participant, as of immediately prior to the Change in Control, did not previously report to the principal executive officer of the Company or Board, this clause (ii) will be triggered by a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant reports, as compared to immediately prior to the Change in Control; (iii) a material reduction by the Company in the Participant’s annual base salary or target annual bonus as in effect immediately prior to the Change in Control other than a one-time reduction of 15% or less that is applicable to substantially all other similarly-situated executives; or (iv) a non-temporary relocation of the Participant’s principal work location office to a location that increases the Participant’s one way commute from the Participant's principal residence by more than 35 miles as compared to the principal location at which the Participant performs duties as of immediately prior to the Change in Control. An event or action will not give the Participant grounds to voluntarily terminate employment as a Good Reason Termination unless (A) the Participant gives the Company written notice within 60 days after the Participant knows or should know of the initial existence of such event or action, (B) such event or action is not reversed, remedied or cured, as the case may be, by the Company as soon as possible but in no event later than 30 days of receiving such written notice from the Participant, and (C) the Participant terminates employment within 60 days following the end of the cure period.

(f)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g)“Involuntary Termination Without Cause” means a Participant’s involuntary termination of employment by the Company resulting in a Separation from Service for a reason other than death, disability or Cause.

(h)“Participant” means an individual who has been designated by the Plan Administrator to participate in the Plan, but only if that individual also has executed and returned a valid Participation Notice to the Company.

(i)“Participation Notice” means the latest notice delivered by the Company to a Participant informing the employee that the employee is eligible to participate in the Plan, substantially in the form of Exhibit A hereto.

(j)“Plan Administrator” means the Board or any committee thereof duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(k)“Qualifying Termination” means either (i) an Involuntary Termination Without Cause, or (ii) a Good Reason Termination, in either case that occurs during the 3 month period immediately preceding a Change in Control or the 18 month period immediately following a Change in Control.  Termination of employment of a Participant due to death or disability or outside of the 21 month period described above (due to any reason) will not constitute a Qualifying Termination.

(l)“Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any permissible alternative definition of “termination of employment” thereunder.

3.Conditions to Receipt of Benefits.  Notwithstanding any contrary Plan provision, as a condition to receiving any severance benefits under Section 4, a Participant will be required to comply with all of the provisions of this Section 3.

(a)The Participant must sign and return the Release to the Company so that the Release becomes effective and irrevocable by the Release Date.  Otherwise, the Participant will forfeit any right to receive the severance benefits under the Plan.  In no event will any severance benefits be paid or provided unless and until the Release becomes effective and irrevocable.

(b)The Participant must continue to comply with the form of Employee Invention Assignment and Confidentiality Agreement or any similar or successor document (the “Proprietary Agreement”) between the Participant and the Company.  If the Participant has not entered into a Proprietary Agreement, the Participant must sign and comply with the standard form in effect immediately prior to the Change in Control, however, the Company may revise that agreement to make it effective if it is being signed at or close to termination of employment and/or the Company may add terms incorporating the concepts from the Proprietary Agreement into the Release Agreement such a Participant is required to sign as a condition of receiving post-employment benefits under the Plan.

(c)The Participant must return all Company Property. For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during the Participant's period of employment with the Company and other Company materials and property that the Participant has in the Participant's possession, custody or control, including, without limitation, Company files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, without limitation, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part). As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property. However, a Participant is not required to return the Participant's personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits, equity awards, other terms and conditions of employment and any other documentation received as a stockholder of the Company.

(d)During the 12 month period following termination of employment, the Participant must not directly or indirectly, for the Participant's own account or the account of any other person or entity solicit, recruit, induce, or attempt to solicit, recruit, or induce, directly or by assisting others (including but not limited to, any new employer) any person who is, or within 12 months of that time has been, employed by or otherwise engaged to perform services for the Company.  A general advertisement by the Participant’s new employer that is not directed specifically at service providers of the Company shall not be deemed a violation of the preceding sentence.

(e)During the 12 month period following termination of employment, the Participant agrees to refrain from any disparagement, defamation, libel, or slander of any of the parties named in the Release.  If the Participant commits to complying with the preceding sentence, the Company will instruct its executive officers and members of the Board not to engage in any disparagement, defamation, libel, or slander of the Participant during the same period of 12 months.

4.Benefits upon Termination of Employment.

(a)Qualifying Termination.  If a Participant incurs a Qualifying Termination, then, subject to Sections 3, 5 and 6, the Participant will receive the following:

(i)A lump sum payment equal to 100% of the Participant’s annual base salary as in effect immediately prior to termination of employment (or, if greater, as in effect on the day that was 3 months and 1 day before the Change in Control).;

(ii)A lump sum payment equal to 100% of the Participant’s target annual bonus as in effect immediately prior to termination of employment (or, if greater, as in effect for the most recent annual bonus period that began prior to the Change in Control and for which a target annual bonus had been established for the Participant);

(iii)any outstanding unvested equity-based compensation awards held by the Participant as of immediately prior to termination of employment automatically will become vested (it being understood that forfeiture of any equity awards due to termination of employment will be tolled to the extent necessary to implement this section (iii).  For this purpose and unless otherwise specifically provided in the applicable Award Agreement, any performance‑based restrictions or requirements applicable to any equity‑based compensation awards will be deemed to have been satisfied at the applicable target levels; and

(iv)If the Participant, any spouse and/or other dependents of the Participant  have coverage under any group health plan(s) sponsored by the Company on the date of the Participant’s termination of employment (such coverage, “Qualifying Health Coverage”), a lump sum cash payment in an aggregate amount equal to 12 months of the Monthly COBRA Premium Amount (as defined below).  “Monthly COBRA Premium Amount” for this purpose means the applicable monthly premium that the Participant otherwise would be required to pay to continue

Qualifying Health Coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), which amount will be determined based on the premium otherwise payable for the first month of such COBRA continuation coverage (calculated as the amount required for coverage for the Participant and any eligible family members, including the two-percent (2%) administrative charge).  For the avoidance of doubt, any such payment will be made regardless of whether the Participant (and/or any family members) actually elects COBRA continuation coverage.

(b)Timing of Payment. Provided that a Participant’s Release becomes effective and irrevocable by the Release Date (as defined below) and subject to Sections 3, 5 and 6, the above payments and benefits will be paid on the first business day following the Release Date (the “Payment Date”).

5.Limitations on Benefits.

(a)Release. To be eligible to receive any benefits under the Plan that are triggered by a Qualifying Termination, a Participant must execute, in connection with the Participant’s Qualifying Termination, a general waiver and release in substantially the form attached hereto as Exhibit B, Exhibit C, or Exhibit D, as appropriate (the “Release”), and such release must become effective in accordance with its terms no later than 60 days following the Separation from Service (such 60th day being the “Release Date”).  The Plan Administrator, in its sole discretion, may modify the form of the required Release (before it first is delivered to the Participant) to comply with changes in applicable law, provided that any such revisions must be consistent with the original intended scope of the Release and must not add new post-employment obligations on the part of the Participant not already covered by the Plan, the Proprietary Agreement or a written agreement between the Company and the Participant.  Any Release may be incorporated into a termination agreement or other agreement with the Participant instead of being a stand-alone document.

(b)Prior Agreements; Certain Reductions. The Plan Administrator will reduce a Participant’s benefits under this Plan by any other statutory severance obligations or contractual severance benefits, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company (or any successor thereto) that are due in connection with the Participant’s Qualifying Termination and that are in the same form as the benefits provided under this Plan.  Without limitation, this reduction includes a reduction for any benefits required pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) any Company policy or practice providing for the Participant to remain on the payroll for a limited period of time after being given notice of the termination of the Participant’s employment, and (iii) any required salary continuation, notice pay, statutory severance payment, or other payments either required by local law, or owed pursuant to a collective labor agreement, as a result of the termination of the Participant’s employment. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under this Plan that may arise out of a Qualifying Termination, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits previously provided being recharacterized as benefits pursuant to the Company’s statutory or other contractual obligations.  The payments pursuant to the Plan are in addition to, and not in lieu of, any earned but unpaid salary, bonuses, other wages or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Qualifying Termination.

(c)Mitigation. A Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.

(d)Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of the Participant's Qualifying Termination, the Company reserves the right to offset the payment of any severance benefits under the Plan by the amount of such indebtedness.  Such offset shall be made only to the extent permitted under applicable laws.  The Participant’s execution of the Participant's Notice constitutes knowing written consent to the foregoing.

(e)Parachute Payments. Except as otherwise expressly provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state, provincial, foreign and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of stock awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Participant. Within any such category of Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s applicable type of stock award (i.e., earliest granted stock awards are cancelled last).  If Section 409A is not applicable by law to a Participant, the Company shall determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

6.Tax Matters.

(a)Application of Code Section 409A. It is intended that all of the benefits provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan (and any definitions under the Plan) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment. If the Plan Administrator determines that any of the payments upon a Separation from Service provided under the Plan constitute “deferred compensation” under Section 409A and if the Participant is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of the Participant's Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to the Participant a lump sum amount equal to the sum of the payments upon Separation from Service that the Participant would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this Section 6(a), and (b) commence paying the balance of the payments in accordance with the applicable payment schedules set forth in above. No interest will be due on any amounts so deferred.  If Section 409A is not applicable by law to a Participant, the Company shall determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

(b)Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(c)Tax Advice.  By becoming a Participant in the Plan, Participant agrees to review with Participant’s own tax advisors the federal, state, provincial, local and foreign tax consequences of participation in this Plan.  Participant shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  Participant understands that Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of becoming a Participant in the Plan.

7.Reemployment. In the event of a Participant’s reemployment by the Company during the period of time in respect of which severance benefits have been provided (that is, benefits as a result of a Qualifying Termination), the Company, in its sole and absolute discretion, may require such Participant to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

8.Right to Interpret Plan; Term of Plan; Amendment and Termination.

(a)Exclusive Discretion. The Plan Administrator will have the exclusive discretion and full authority to administer the Plan and to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, the eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

(b)Term of Plan. The Plan will become effective upon the Effective Date and will terminate automatically on the third anniversary of the Effective Date, except that the Plan will not terminate and automatically will be extended for additional one year terms thereafter unless the Corporation provides written notice to the affected Participant(s) at least six (6) months in advance of the expiration of the then-current term (that is, either the initial three-year term or any subsequent one-year term).  A termination of the Plan pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a qualifying termination of employment occurring prior to the termination of the terms of this Amended Agreement.

(c)Amendment or Termination. The Company (by action of the Board or any committee thereof) reserves the right to amend or (subject to Section 8(b)) terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time, subject to the following provisions of this Section 8(c). Any amendment or termination of the Plan will be in writing.  Any amendment to the Plan that (1) causes an individual or group of individuals to cease to be a Participant, or (2) reduces or alters to the detriment of the Participant the severance benefits potentially payable to the Participant (including, without limitation, imposing additional conditions or modifying the timing of payment) (an amendment described in clause (1) and/or clause (2) being an “adverse amendment”), will not be effective during the three-year period beginning on the Effective Date.  After the third anniversary of the Effective Date and subject to Section 8(b), an adverse amendment will be effective only if (A) it is approved by the Company and communicated to the affected individual(s) in writing more than 6 months before both the effective date of the adverse amendment or termination and the end of the then-current term of the Plan.  Once a Participant has incurred a Qualifying Termination, no amendment or termination of the Plan may, without that Participant’s written consent, reduce or alter to the detriment of the Participant, the severance benefits payable to the Participant. In addition and notwithstanding the preceding, beginning on the date that is 3 months before a Change in Control, the Company may not, without a Participant’s written consent, amend or terminate the Plan in any way, nor take any other action under the Plan, which (i) prevents that Participant from becoming eligible for severance benefits, or (ii) reduces or alters to the detriment of the Participant the severance benefits payable, or potentially payable, to the Participant (including, without limitation, imposing additional conditions).  The preceding sentence shall not apply to any amendment that otherwise both (x) would take effect before a Change in Control, and (y) meets the requirements of this Section 8 without regard to the preceding sentence.  Any action of the Company in amending or terminating the Plan will be taken solely in a non‑fiduciary capacity.

9.No Implied Employment Contract. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, for any reason or no reason, with or without notice, which right is hereby reserved.

10.Legal Construction. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

11.Claims, Inquiries And Appeals.

(a)Applications for Benefits and Inquiries. Any application for benefits under the Plan must be submitted to the Plan Administrator in writing by an applicant (or the applicant's authorized representative). The Plan Administrator is set forth in Section 13(d).

(b)Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)the specific reason or reasons for the denial;

(2)references to the specific Plan provisions upon which the denial is based;

(3)a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d).

The notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator expects to render its decision on the application.

(c)Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the Participant receives notification that the Participant's application was denied. A request for a review will be in writing and will be addressed to:

Zynga Inc.

Attn: Chief Legal Officer

699 8th Street

San Francisco, CA 94103

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or the applicant's representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to the applicant's claim. The applicant (or the applicant's representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the applicant's claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or the applicant's representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator expects to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(1)the specific reason or reasons for the denial;

(2)references to the specific Plan provisions upon which the denial is based;

(3)a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the applicant's claim; and

(4)a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e)Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.

(f)Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a), (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c), and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

12.Basis Of Payments To And From Plan. All benefits under the Plan will be paid by the Company. The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

13.Other Plan Information.

(a)Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 42-1733483. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 525.

(b)Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c)Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Zynga Inc.

Attn: Chief Legal Officer

699 8th Street

San Francisco, CA 94103

(d)Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Zynga Inc.

Attn: Chief Legal Officer

699 8th Street

San Francisco, CA 94103

The Plan Sponsor’s and Plan Administrator’s telephone number is (800) 762-2530. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

14.Statement Of ERISA Rights.

Participants in the Plan (which is a welfare benefit plan sponsored by Zynga Inc.) are entitled to certain rights and protections under ERISA. If you are a Participant, you are considered a Participant in the Plan for the purposes of this Section 14 and, under ERISA, you are entitled to:

Receive Information About Your Plan and Benefits

(a)Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b)Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

(c)Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

15.General Provisions.

(a)Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s Chief Legal Officer), or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 13(d), in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b)Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company. The Plan will be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c)Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)Protected Activity. Notwithstanding any contrary provision of the Plan or of the Release, nothing in this Agreement or the Release shall prohibit or impede Participant from engaging in any Protected Activity.  For purposes of this Agreement, “Protected Activity” shall mean communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity, including, but not limited to, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided that, in each case, such communications and disclosures are consistent with applicable law.  Notwithstanding the foregoing, the Participant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information (as defined in the Proprietary Agreement or any other agreement between the Participant and the Company relating to the protection of confidential information) to any parties other than the Governmental Entities.  The Participant further understands that Protected Activity does not include disclosure of any Company attorney-client privileged communications or attorney work product.  Any language in the Proprietary Agreement (or in any other agreement between the Participant and the Company relating to the protection of confidential information) that conflicts with, or is contrary to, this paragraph is superseded by this Agreement.  The Participant understands and acknowledges that pursuant to the Defend Trade Secrets Act of 2016 (A) an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (B) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

(e)Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(f)Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

16.Execution. To record the adoption of the Plan as set forth herein, Zynga Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

Zynga Inc.: (Signature) By: Title:

Exhibit A

Zynga Inc.

Change in Control Severance Benefit Plan

Participation Notice

To:

Date:

Zynga Inc. (the “Company”) has adopted the Zynga Inc. Change in Control Severance Benefit Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

Please return to the Company’s Chief Legal Officer a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records. Your signature below confirms your agreement (1) to all of the terms and conditions of the Plan, including (but not limited to) that you will not be entitled to benefits under the original version of the Plan, and (2) that you may receive benefits only under the Plan or under the severance provisions of your offer letter with the Company dated [DATE], but not under both. For the avoidance of doubt, you will receive benefits under whichever arrangement (the Plan or the offer letter) provides greater benefits to you (comparing each arrangement in total) and all of your benefits will be under the single arrangement that is more beneficial to you in total.

Zynga Inc.: (Signature) By: Title:

Exhibit B

Release Agreement
[Employees Age 40 or Over; Individual Termination]

This Release Agreement (“Release”) is made by and between [CLICK AND TYPE NAME] (“I” or “my”).

I understand and agree completely to the terms set forth in the Zynga Inc. Change in Control Severance Benefit Plan (the “Plan”). The benefits offered to me in the Plan are the consideration for this release. Accordingly, in order to obtain the benefits under the Plan, I am voluntarily executing this Release. I understand that this Release, together with the Plan and the Proprietary Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement.

I agree that the benefits under the Plan represent settlement in full of all outstanding obligations owed to me by the Company and its current and former affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, investors, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, insurers, affiliates and assigns (collectively, the “Releasees”). I, on my own behalf and on behalf of my respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any and all claims, complaints, charges, duties, demands, causes of action, liabilities and obligations relating to any matters of any kind, both presently known and unknown, suspected or unsuspected,  that I may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Release.

This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement

Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); (f) any and all claims relating to, or arising from, my right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by me as a result of this Release; and (h) any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights which cannot be waived as a matter of law, including, but not necessarily limited to, any Protected Activity; (c) any right I may have to unemployment compensation benefits; or (d) vested benefits under any employee benefit plan or arrangement. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing. I hereby represent and warrant that I have no lawsuits, claims, or actions pending in my name, or on behalf of any other person or entity, against the Company or any of the other Releasees. I also represent that I do not intend to bring any claims on my own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have 21 days to consider this Release; (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release, and (f) nothing in this Release prevents or precludes me from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event I sign this Release and return it to the Company in less than the 21-day period identified above, I hereby acknowledge that I have freely and voluntarily chosen to waive the time period allotted for considering this Release. I acknowledge and understand that revocation must be accomplished by a written notification to the person executing this Release on the Company’s behalf that is received prior to the Effective Date. The Company and I agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I understand and acknowledge that this Release constitutes a compromise and settlement of any and all actual or potential disputed claims by me. No action taken by the Company hereto, either previously or in connection with this Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to me or to any third party.

I understand and agree that the Company and I shall each bear our own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Release.

I agree and acknowledge that the payments made pursuant to the Plan and this Release are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q). [Note: only include if applicable.]

This Release shall be governed by the laws of the State of [insert state in which employee worked], without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of [insert state].

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me. This Release will become effective on the eighth (8th) day after I have signed this Release, so long as it has been signed by the Company and me and has not been revoked by either the Company or me before that date (the “Effective Date”).

I understand and agree that I executed this Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of my claims against the Company and any of the other Releasees. I acknowledge that:

(a)I have read this Release;

(b)	I have been represented in the preparation, negotiation, and execution of this Release by legal counsel of my own choice or have elected not to retain legal counsel;

(c)	I understand the terms and consequences of this Release and of the releases it contains;

(d)	I am fully aware of the legal and binding effect of this Release; and

(e)	I have not relied upon any representations or statements made by the Company that are not specifically set forth in this Release.

IN WITNESS WHEREOF, the parties have executed this Release on the respective dates set forth below.

COMPANY: (Signature) By: Date:	Participant: (Signature) By: Date:

Exhibit C

Release Agreement
[Employees Age 40 or Over; Group Termination]

This Release Agreement (“Release”) is made by and between [CLICK AND TYPE NAME] (“I” or “my”).

I understand and agree completely to the terms set forth in the Zynga Inc. Change in Control Severance Benefit Plan (the “Plan”). The benefits offered to me in the Plan are the consideration for this release. Accordingly, in order to obtain the benefits under the Plan, I am voluntarily executing this Release.

I understand that this Release, together with the Plan, and the Proprietary Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement. I agree that the benefits under the Plan represent settlement in full of all outstanding obligations owed to me by the Company and its current and former affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, investors, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, insurers, affiliates and assigns (collectively, the “Releasees”). I, on my own behalf and on behalf of my respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any and all claims, complaints, charges, duties, demands, causes of action, liabilities and obligations relating to any matters of any kind, both presently known and unknown, suspected or unsuspected,  that I may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Release.

This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age

Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); (f) any and all claims relating to, or arising from, my right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by me as a result of this Release; and (h) any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law, including, but not necessarily limited to, any Protected Activity; (c) any right I may have to unemployment compensation benefits; or (d) vested benefits under any employee benefit plan or arrangement. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing. I hereby represent and warrant that I have no lawsuits, claims, or actions pending in my name, or on behalf of any other person or entity, against the Company or any of the other Releasees. I also represent that I do not intend to bring any claims on my own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have 45 days to consider this Release; (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; (f) I have received with this Release a detailed list, in writing, of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated; and (g) nothing in this Release prevents or precludes me from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event I sign this Release and return it to the Company in less than the 45-day period identified above, I hereby acknowledge that I have freely and voluntarily chosen to waive the time period allotted for considering this Release. I acknowledge and understand that revocation must be accomplished by a written notification to the person executing this Release on the Company’s behalf that is received prior to the Effective Date. The Company and I agree that changes, whether material or immaterial, do not restart the running of the 45-day period.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I understand and acknowledge that this Release constitutes a compromise and settlement of any and all actual or potential disputed claims by me. No action taken by the Company hereto, either previously or in connection with this Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to me or to any third party.

I understand and agree that the Company and I shall each bear our own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Release.

I agree and acknowledge that the payments made pursuant to the Plan and this Release are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q). [Note: only include if applicable.]

This Release shall be governed by the laws of the State of [insert state], without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of [insert state].

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me. This Release will become effective on the eighth (8th) day after I have signed this Release, so long as it has been signed by the Company and me and has not been revoked by either the Company or me before that date (the “Effective Date”).

I understand and agree that I executed this Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of my claims against the Company and any of the other Releasees. I acknowledge that:

(a)I have read this Release;

(b)	I have been represented in the preparation, negotiation, and execution of this Release by legal counsel of my own choice or have elected not to retain legal counsel;

(c)	I understand the terms and consequences of this Release and of the releases it contains;

(d)	I am fully aware of the legal and binding effect of this Release; and

(e)	I have not relied upon any representations or statements made by the Company that are not specifically set forth in this Release.

IN WITNESS WHEREOF, the parties have executed this Release on the respective dates set forth below.

COMPANY: (Signature) By: Date:	Participant: (Signature) By: Date:

Exhibit D

Release Agreement
[Employees Under Age 40]

This Release Agreement (“Release”) is made by and between [CLICK AND TYPE NAME] (“I” or “my”).

I understand and agree completely to the terms set forth in the Zynga Inc. Change in Control Severance Benefit Plan (the “Plan”). The benefits offered to me in the Plan are the consideration for this release. Accordingly, in order to obtain the benefits under the Plan, I am voluntarily executing this Release.

I understand that this Release, together with the Plan, and the Proprietary Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Employee Proprietary Agreement.

I agree that the benefits under the Plan represent settlement in full of all outstanding obligations owed to me by the Company and its current and former affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, investors, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, insurers, affiliates and assigns (collectively, the “Releasees”). I, on my own behalf and on behalf of my respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any and all claims, complaints, charges, duties, demands, causes of action, liabilities and obligations relating to any matters of any kind, both presently known and unknown, suspected or unsuspected,  that I may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Release.

This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee

Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); (f) any and all claims relating to, or arising from, my right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by me as a result of this Release; and (h) any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law, including, but not necessarily limited to, any Protected Activity; (c) any right I may have to unemployment compensation benefits; or (d) vested benefits under any employee benefit plan or arrangement. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing. I hereby represent and warrant that I have no lawsuits, claims, or actions pending in my name, or on behalf of any other person or entity, against the Company or any of the other Releasees. I also represent that I do not intend to bring any claims on my own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I understand and acknowledge that this Release constitutes a compromise and settlement of any and all actual or potential disputed claims by me. No action taken by the Company hereto, either previously or in connection with this Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to me or to any third party.

I understand and agree that the Company and I shall each bear our own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Release.

I agree and acknowledge that the payments made pursuant to the Plan and this Release are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q). [Note: only include if applicable.]

This Release shall be governed by the laws of the State of [insert state], without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of [insert state].

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me. This Release will become effective once it is signed by both parties (the “Effective Date”).

I understand and agree that I executed this Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of my claims against the Company and any of the other Releasees. I acknowledge that:

(a)I have read this Release;

(b)	I have been represented in the preparation, negotiation, and execution of this Release by legal counsel of my own choice or have elected not to retain legal counsel;

(c)	I understand the terms and consequences of this Release and of the releases it contains;

(d)	I am fully aware of the legal and binding effect of this Release; and

(e)	I have not relied upon any representations or statements made by the Company that are not specifically set forth in this Release.

IN WITNESS WHEREOF, the parties have executed this Release on the respective dates set forth below.

COMPANY: (Signature) By: Date:	Participant: (Signature) By: Date: